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                                  EXHIBIT 21(A)

                                  SUBSIDIARIES

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NAME                                                                  STATE OF ORGANIZATION
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RARE Hospitality Management, Inc.                                     Delaware
WHIP Pooling Corporation                                              Georgia
Hemenway Holdings, Inc.                                               Georgia
Grist Mill Holdings, Inc.                                             Georgia
Capital Grille Holdings of Texas, Inc.                                Texas
The Capital Grille of Beverly Hills, Inc.                             California
Capital Grille Holdings, Inc.                                         North Carolina
The Capital Grille of Las Vegas, Inc.                                 Nevada
The Capital Grille of New York, Inc.                                  New York
The Capital Grille of San Francisco, Inc.                             California
The Capital Grille of Scottsdale, Inc.                                Arizona
Bugaboo Creek of Abington, Inc.                                       Pennsylvania
Bugaboo Creek of East Longmeadow, Inc.                                Massachusetts
Bugaboo Creek of Hicksville, Inc.                                     New York
Bugaboo Creek of Norwood, Inc.                                        Massachusetts
Bugaboo Creek Holdings, Inc.                                          Delaware
Bugaboo Creek of Virginia, Inc.                                       Virginia
Bugaboo Creek of West Orange, Inc.                                    New Jersey
RMA-LSI Joint Venture                                                 Georgia
Carolina Steakhouse Ventures                                          Georgia
LSI-Elias Partners                                                    Florida
LSI-Elias Partners II                                                 Florida
LSI-Elias Partners III                                                Georgia
6201 Airport Blvd. Limited Partnership                                Georgia
5440 Fruitville Road Limited Partnership                              Georgia
11102 Causeway Blvd. Limited Partnership                              Georgia
6225 North Andrews Avenue Limited Partnership                         Georgia
34863 Emerald Coast Parkway Limited Partnership                       Georgia
17211 South Park Center Limited Partnership                           Georgia
16641 Statesville Road Limited Partnership                            Georgia
171 Harbison Blvd. Limited Partnership                                Georgia
153 Huffman Mill Road Limited Partnership                             Georgia
6035 Blazer Limited Partnership                                       Georgia
719 Northside Limited Partnership                                     Georgia
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